UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 16, 2008, the Board of Directors (the “Board”) of American Science and Engineering, Inc. (the “Company”) declared a dividend of one purchase right (a “Right”) for every outstanding share of the Company’s common stock, $0.66 2/3 par value per share (the “Common Stock”). The Rights will be distributed on April 18, 2008 to stockholders of record as of the close of business on April 16, 2008 (the “Dividend Record Date”). The terms of the Rights are set forth in a Rights Agreement dated as of April 17, 2008 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Co. (the “Rights Agent”). The Rights Agreement provides for the issuance of one Right for every share of Common Stock issued and outstanding on the Dividend Record Date and for each share of Common Stock which is issued or sold between the Dividend Record Date and the “Distribution Date” (as defined below). The Rights Agreement was approved by the Board on April 16, 2008 to succeed the Company’s previous rights agreement with the Rights Agent dated April 17, 1998. The prior agreement expired on April 16, 2008.

Each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock at a price of $250.00. The Rights will expire on April 16, 2018 (the “Expiration Date”), or the earlier redemption of the Rights, and are not exercisable until the Distribution Date.

No separate Rights certificates will be issued at the present time. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company’s Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Company’s Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights will separate from the Common Stock and Rights certificates will be issued on the Distribution Date. The Distribution Date will occur on the later of (a) the earlier of (i) the tenth business day following the later of the date of a public announcement that a person, including affiliates or associates of such person (an “Acquiring Person”), except as described below, has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or the date on which a majority of the Board has actual knowledge that an Acquiring Person became such (the “Stock Acquisition Date”) or (ii) the tenth business day following commencement of a tender offer or exchange offer that would result in any person or its affiliates and associates owning 15% or more of the Company’s outstanding Common Stock (the “Offer Commencement date”) or (b) such specified or unspecified date thereafter which is on or after the dividend Record Date, as may be determined by a majority of the Board. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. The Board of Directors may delay the distribution of the certificates.

If, at any time after April 16, 2008, any person or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company’s Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. Also, in the event that the Company were acquired in a merger or other business combination, or more than 25% of its assets or earning power were sold, each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Right. Following the occurrence of any of the events described in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after April 16, 2008 (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or

(iv) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such Person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio.

The exercise price of the Rights, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription rights or warrants (other than those referred to above).

At any time prior to the Expiration Date or the earlier redemption of the Rights, the Company, by a majority vote of the Board, may redeem the Rights at a redemption price of $0.01 per Right (the “Redemption Price”), as described in the Rights Agreement. Immediately upon the action of the Board electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights Agreement may be amended by the Board at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Board without the approval of the holders of the Rights in order to cure any ambiguity, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates and associates, or their transferees).

The form of Rights Agreement dated as of April 17, 2008 between the Company and the Rights Agent, specifying the terms of the Rights (including as exhibits the form of Rights Certificate and the Summary of Rights) is attached hereto as an exhibit. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 3.03               Material Modification to Rights of Security Holders

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

4.1

Rights Agreement dated as of April 17, 2008 between the Company and American Stock Transfer & Trust Co., as Rights Agent (together with exhibits, including the Form of Certificate of Designation, Preferences and Rights of Preferred Stock, the Form of Rights Certificate, and the Summary of Purchase Rights).

99.1	Press Release of the Company dated April 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: April 17, 2008	By:

/s/ WILLIAM F. GRIECO

Name: William F. Grieco

Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1

Rights Agreement dated as of April 17, 2008 between the Company and American Stock Transfer & Trust Co., as Rights Agent (together with exhibits, including the Form of Certificate of Designation, Preferences and Rights of Preferred Stock, the Form of Rights Certificate, and the Summary of Purchase Rights).

99.1	Press Release of the Company dated April 17, 2008.